Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the use of our report dated February 18, 2021, with respect to the consolidated financial statements of KAR Auction Services, Inc., and the effectiveness of internal control over financial reporting, incorporated herein by reference.

/s/ KPMG LLP
Indianapolis, Indiana
June 4, 2021